EXHIBIT 32.1

CERTIFICATION

Pursuant to
18 U.S.C Section 1350 as Adopted Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Minrad International, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Quarterly Report on Form 10-QSB for the fiscal period ended March 31, 2005 (the Form 10-QSB) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2005	/s/ William H. Burns, Jr.
William H. Burns, Jr., President & CEO (chief executive officer)

/s/ Richard Tamulski
Dated: May 13, 2005	Richard Tamulski, Vice President of Finance (chief financial officer)